UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 3, 2006 (June 30, 2006)




                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

          Delaware                                       62-1040440
(State or other jurisdiction                           (IRS employer
       of incorporation)                             identification No.)
                                    000-21788
                            (Commission file number)

                    One Cotton Row, Scott, Mississippi 38772
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01.      Entry into a Material Definitive Agreement.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Delta and Pine Land Company ("D&PL") dated July 3, 2006 announcing agreements entered into on June 30, 2006.

As described in the press release, D&PL entered into a series of licensing agreements with DuPont subsidiary Pioneer Hi-Bred International, Inc. Under the agreements, D&PL acquired several licenses, including DuPont's Optimum(TM) GAT(TM) herbicide tolerance technology for cotton and soybeans, enabling D&PL to enhance its leading product portfolio. Additionally, D&PL acquired licenses for other products developed by the DuPont biotechnology research program and certain enabling technologies for use in cotton, soybeans and other crops. D&PL and DuPont, through its subsidiary Pioneer Hi-Bred International, Inc., are partners in a joint venture, DeltaMax Cotton LLC, which was initially formed to develop and commercialize glyphosate tolerance technology in cotton. D&PL paid DuPont $20.5 million for the licenses to these technologies. Technology fee sharing for the Optimum(TM) GAT(TM) technology for cotton is essentially consistent with the existing terms in the DeltaMax Collaboration agreement.

On June 30, 2006, D&PL also entered into a licensing agreement for soybean lines suitable for planting in the Southern U.S. soybean market through the involvement of GreenLeaf Genetics LLC.

Item 9.01.      Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.                Description
-----------                -----------
99.1                       Press Release dated July 3, 2006.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:     July 3, 2006     /s/ Kenneth M. Avery
                           --------------------
                           Kenneth M. Avery,
                           Vice President - Finance, Treasurer
                           and Assistant Secretary